EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-162607, 333-151637, 33-137139, 333-134800 and 333-124277) on Form S-3 and Form S-8 (333-108979 and 33-74154) of U.S. Energy Corp. of our reports dated March 12, 2010, relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of U.S. Energy Corp. for the year ended December 31, 2009.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 12, 2010